Exhibit 99.1

For Immediate Release

FLIGHT SAFETY TECHNOLOGIES, INC.
ANNOUNCES DEVELOPMENT CONTRACT

Knoxville, TN (April 7, 2009) Flight Safety Technologies, Inc. (OTCBB:FLTS) announced today that its wholly owned subsidiary, Advanced Plasma Products, Inc. (APP) has entered into a funded development contract with Memios, LLC, located in Greensboro, North Carolina, to develop a disinfection product that can be incorporated into their pneumatic waste transport system. The developed product will utilize APP's patented atmospheric glow plasma technology to periodically and automatically disinfect key areas of the system such as the waste loading station, which represents the interface between the waste transport system and facility personnel. Memios is a world leader in the development of state-of-the-art solutions for moving commercial and residential waste to remote or off-site collection centers using high speed air. Their systems are installed in commercial, residential and municipal complexes such as high rise facilities, hospitals, hotels, malls and airports to name a few, for the automated movement of solid waste.

Kenneth Wood, CEO of Flight Safety Technologies and Advanced Plasma Products, commented, "We're very pleased to be working with an innovative and industry leading company like Memios to develop a disinfection solution that will enhance the overall operation and safety of their pneumatic waste transport systems. Their loading stations are the receptacles for waste deposition, and as such become contaminated with a variety of pathogens. The product we are developing under this contract is being designed to use our plasma system to automatically disinfect the interior of the loading station and significantly enhance worker safety by destructing any living organisms on the interior surfaces. Memios will be the only pneumatic waste system in the marketplace using our environmentally friendly plasma technology as an alternative to the use of harsh chemicals or mechanical disinfection devices. We expect to complete the development of the product by August, 2009, with production systems ready for delivery beginning in the fourth quarter of 2009."

Mr. Wood further commented that, "This project is a great application for our atmospheric plasma technology, which can be used for a wide variety of disinfection and sterilization applications. The technology is very efficient in creating a host of reactive gasses that destruct microorganisms even in the presence of organic material. Consequently, we believe we have a vast array of opportunities and potential products, such as our air purification product that we intend to introduce into the marketplace in a few months. This product is being designed to remove and destruct airborne contaminants such as bacteria, viruses, mold spores, allergens and volatile organic chemicals, with applications in healthcare, industrial settings and the hospitality industry, to name a few."

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the limited resources of the company and availability of capital to fund operations and research and development, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and should be considered forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Kenneth S. Wood
Chief Executive Officer
Flight Safety Technologies, Inc.
(908) 507-6239